HELIUS MEDICAL TECHNOLOGIES NAMES JOYCE LAVISCOUNT AS CFO/COO

Newtown PA, October 21 2015 – Helius Medical Technologies, Inc. (CSE: HSM; OTCQB: HSDT) (“Helius” or the “Company”), a company focused on the treatment of neurological symptoms caused by disease or trauma, has appointed Joyce LaViscount as Chief Financial Officer and Chief Operating Officer. Joyce has extensive experience in finance and operations roles after spending the last 28 years in the pharmaceutical industry, including Endo Pharmaceuticals, Pfizer, Bristol-Myers Squibb and Aptalis. Joyce joins Helius from MediMedia Health where she was CFO and COO for the private equity-owned company. Joyce has led numerous organizations providing vision and leadership in setting strategic directions, strengthening organization performance, improving business operations and establishing rigorous standards for financial operations and reporting. Joyce has been a member of Helius’ Board of Directors since March 2015.

“We are delighted to have someone with Joyce’s exceptional skills in these roles,” said Helius’ CEO, Philippe Deschamps. “Joyce has a proven track record of success in leading finances and operations for healthcare companies. Her passion, enthusiasm and expertise for the proper financial and operational systems will continue to drive shareholder value as we prepare to commercialize our PoNSTM technology.”

“I am excited to lead finance and operations for Helius Medical Technologies and look forward to capitalizing on the diversity of my experiences and provide leadership across a broad range of areas, said Ms. LaViscount.”

Ms. LaViscount fills the vacancy created by the resignation of the Company’s former CFO, Amanda Tseng. The Company expresses its appreciation to Ms. Tseng and thanks her for her invaluable contributions throughout her tenure.

About the PoNS™

The Portable Neuromodulation Stimulator (PoNS™) device is an investigational medical device being studied for the treatment of neurological symptoms caused by disease or trauma. The PoNSTM is currently being studied in the United States and Canada for the treatment of balance disorder for subjects with mild to moderate Traumatic Brain Injury (mTBI), and in Canada for the treatment of gait and balance disorder for subjects with Multiple Sclerosis (MS).

The PoNSTM device is a non-invasive means for delivering neurostimulation through the tongue. Researchers believe that use of the tongue as a gateway to the brain may be one of the most natural, non-invasive and direct ways to stimulate the brain. The tongue is anatomically unique, being richly innervated by thousands of nerve fibers and interconnected to the brainstem by two major cranial nerves.

About Helius Medical Technologies (HMT)

Helius Medical Technologies is a medical technology company focused on neurological wellness. HMT seeks to develop, license and acquire unique and non-invasive platform technologies that amplify the brain’s ability to heal itself. HMT intends to file for U.S. Food and Drug Administration clearance for the PoNS™ device. For more information, please visit www.heliusmedical.com.

Cautionary Disclaimer Statement:

The Canadian Securities Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of the content of this news release.

This news release contains forward-looking statements relating to the commercialization of the PoNSTM technology and other statements that are not historical facts. Forward-looking statements are often identified by terms such as “will”, “may”, “should”, “anticipate”, “expects” and similar expressions. All statements other than statements of historical fact, included in this release are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company’s expectations include the failure to satisfy the conditions of the Canadian Securities Exchange and other risks detailed from time to time in the filings made by the Company with securities regulations.

The reader is cautioned that assumptions used in the preparation of any forward-looking information may prove to be incorrect. Events or circumstances may cause actual results to differ materially from those predicted, as a result of numerous known and unknown risks, uncertainties, and other factors, many of which are beyond the control of the Company. The reader is cautioned not to place undue reliance on any forward-looking information. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated. Forward-looking statements contained in this news release are expressly qualified by this cautionary statement. The forward-looking statements contained in this news release are made as of the date of this news release and the Company will update or revise publicly any of the included forward-looking statements as expressly required by applicable law.

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Contact:	Investor Relations:
778-588-7144
info@heliusmedical.com
Corporate Contact:
Phil Deschamps
614-596-2597
pdeschamps@heliusmedical.com
Media Contact:
Becky Kern
914-772-2310
media@heliusmedical.com